Exhibit 26(r)(xxxiii)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, a Director and Chief Financial Officer of Western Reserve Life Assurance Co. of Ohio, an Ohio corporation, do hereby appoint PRISCILLA I. HECHLER, STEVEN SHEPARD, ARTHUR D. WOODS and KAREN EPP, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.

Separate Account Name	Product Name	SEC 1933 File Number
WRL Series Life Account	WRL ForLife	333-135005
WRL Series Life Account	WRL Xcelerator	333-107705
WRL Series Life Account	WRL Freedom Elite Builder II	333-110315
WRL Series Life Account	WRL Freedom Elite Builder	333-58322
WRL Series Life Account	WRL Freedom Elite	333-62397
WRL Series Life Account	WRL Freedom Wealth Protector	33-69138
WRL Series Life Account	WRL Freedom Equity Protector	33-31140
WRL Series Life Account	WRL Financial Freedom Builder	333-23359
WRL Series Life Account	WRL Freedom Elite Advisor	333-100993
WRL Series Life Account	WRL Freedom SP Plus	33-5143
WRL Series Life Account	The Equity Protector	33-506
WRL Series Life Account	WRL Freedom Elite Builder III	333-128650
WRL Series Life Account G	WRL BeneFactor	333-135803
WRL Series Life Corporate Account	Advantage IV	333-57681
WRL Series Life Account G	WRL Capital Creator	333-114117
     IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of July, 2007.

/s/ John R. Hunter
John R. Hunter, Director and Chief Financial
Officer